UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2007

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

950 Echo Lane, Suite 100, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2007, Group 1 Automotive, Inc., a Delaware corporation, announced that Ms. Beryl Raff had been elected to the Company's board of directors, effective June 25, 2007. Her term will expire in 2009. Ms. Raff will also serve on the Company's compensation committee and the nominating/governance committee. Raff fills the vacancy created by the recent resignation of Robert E. Howard II as a class I director, bringing the number of independent directors on the seven-member board to six.

Raff, 56, is executive vice president-general merchandising manager for the fine jewelry division of J.C. Penney Company, Inc., with whom she has been employed since 2001. Raff also serves on the board of directors, the corporate governance committee and as the chairman of the compensation committee of Jo-Ann Stores, Inc., and on the board of directors of the Jewelers Vigilance Committee and on the advisory board of Jewelers Circular Keystone.

Item 9.01 Financial Statements and Exhibits.

Press release of Group 1 Automotive, Inc., dated as of June 28, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

June 28, 2007	By:	Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Group 1 Automotive, Inc., dated as of June 28, 2007.